Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Pioneer Power Solutions, Inc.

Fort Lee, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-194647) and Form S-8 (No. 333-196903) of Pioneer Power Solutions, Inc. of our report dated March 31, 2016, relating to the consolidated financial statements, which appears in this Form 10-K of Pioneer Power Solutions, Inc. for the year ended December 31, 2015.

/s/ BDO USA, LLP

New York, NY

March 31, 2016